EXHIBIT 5.1

September 20, 2010

One Liberty Properties, Inc.
60 Cutter Mill Road
Great Neck, New York  11021

Ladies and Gentlemen:

We have acted as counsel to One Liberty Properties, Inc., a Maryland corporation (the “Company”), in connection with a Registration Statement on Form S-3 being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) (such registration statement, as it may be amended, the “Registration Statement”) for the issuance and sale from time to time pursuant to Rule 415(a)(1)(x), promulgated under the Securities Act, of securities (collectively, the “Securities”) with an aggregate public offering price of $250,000,000, consisting of: (i) shares of common stock, $1.00 par value per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, $1.00 par value per share, of the Company (the “Preferred Stock”), (iii) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), and (iv) subscription rights to purchase Common Stock or Preferred Stock (the “Rights”).  This opinion is being delivered to you in accordance with your request and in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.
 In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following:

(a)	the Registration Statement;
(b)	the Articles of Incorporation of the Company, as amended and restated to date (as so amended and restated, the “Articles of Incorporation”);
(c)	the By-Laws of the Company, as amended to date (as so amended, the “Bylaws”);
(d)	corporate proceedings of the Company relating to its proposed issuance of the Securities; and
(e)	such other instruments and documents as we have deemed relevant or necessary in connection with our opinions set forth herein.

In making the aforesaid examinations, we have assumed the genuineness and authenticity of all documents examined by us and all signatures therein and the conformity to originals of all copies of all documents examined by us. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by it to date.

Based upon the subject to the foregoing, we are of the opinion that:

(1) When (i) the Registration Statement has become effective under the Securities Act and (ii) an issuance of the Common Stock has been duly authorized by the Company and, upon issuance and delivery of certificates for the Common Stock against payment therefor in accordance with the terms of such corporate proceeding taken by the Company and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable prospectus supplement, or upon the exercise of any Warrants to purchase Common Stock in accordance with the terms thereof, or conversion or exchange of Preferred Stock that, by its terms, is convertible into or exchangeable for Common Stock, or upon the exercise of any Rights to purchase Common Stock in accordance with the terms thereof and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise, as applicable, the shares of Common Stock represented by such certificates will be validly issued, fully paid and non-assessable.

(2) When (i) the Registration Statement has become effective under the Securities Act, (ii) a series of Preferred Stock has been duly authorized and established by the Company in accordance with the terms of the Articles of Incorporation, the By-Laws and applicable law, (iii) appropriate Articles Supplementary setting forth the number of shares and the terms of any class or series of Preferred Stock to be issued by the Company have been filed with and accepted for record by the State Department of Assessments and Taxation of Maryland and (iv) the issuance of such series of Preferred Stock has been appropriately authorized by the Company and, upon issuance and delivery of certificates for such series of Preferred Stock against payment therefor in accordance with the terms of such corporate proceeding taken by the Company and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable prospectus supplement, or upon the exercise of any Warrants for such series of Preferred Stock in accordance with the terms thereof, or upon the exercise of any Rights for Preferred Stock in accordance with the terms thereof and receipt by the Company of any additional consideration payable upon conversion, exchange or exercise, as applicable, such series of Preferred Stock represented by such certificates will be validly issued, fully paid and non-assessable.

(3) When (i) the Registration Statement has become effective under the Securities Act, (ii) the Warrants and, if applicable, a warrant agreement conforming to the description thereof in the Registration Statement and/or the applicable prospectus supplement have been duly authorized by the Company and any such warrant agreement has been delivered by the Company and the warrant agent named therein and (iii) Warrants conforming to the requirements of any related warrant agreement have been duly authenticated by the applicable warrant agent and the Warrants have been duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such corporate proceeding taken by the Company, any applicable underwriting agreement or purchase agreement and any applicable warrant agreement, and as contemplated by the Registration Statement and/or the applicable prospectus supplement, the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

(4) When (i) the Registration Statement has become effective under the Securities Act and (ii) the Rights and, if applicable, a standby underwriting agreement conforming to the description thereof in the Registration Statement and/or the applicable prospectus supplement have been duly authorized by the Company and any such standby underwriting agreement has been delivered by the Company and the underwriter(s) named therein, and assuming (a) that the terms of the Rights are as described in the Registration Statement and/or the applicable prospectus supplement, (b) that the terms of the Rights do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company and (c) that the Rights are then issued as contemplated in the Registration Statement and/or the applicable prospectus supplement, the Rights will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

Our opinions are subject to the effect of Federal and state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws relating to or affecting the rights of secured or unsecured creditors generally (or affecting the rights of only creditors of specific types of debtors), with respect to which we express no opinion.

Our opinions are subject to the effect of general principals of equity, whether applied by a court of law or equity, including, without limitation, concepts of materiality, good faith and fair dealing and upon the availability of injunctive relief or other equitable remedies, and the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland (excluding local laws) and the federal laws of the United States of America.  We call your attention to the fact that this firm does not engage in practice of law, generally, in the state of Maryland nor does this firm have any office therein.  A member of the firm who is admitted to practice in the state of Maryland has reviewed the opinions expressed herein.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. We do not, by giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sonnenschein Nath & Rosenthal LLP
SONNENSCHEIN NATH & ROSENTHAL LLP